Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hauppauge Digital, Inc.
 Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Forms S-8, filed with the Securities and Exchange Commission on April 28, 1997, October 4, 1999, September 29, 2000, December 2, 2002, September 24, 2003, May 11, 2004, December 17, 2004, December 14, 2006 and on Form S-3 filed with the Securities and Exchange Commission on December 14, 2006, respectively, of Hauppauge Digital, Inc. and Subsidiaries (the “Company”), of our report dated January 9, 2009 on the consolidated financial statements  of Hauppauge Digital, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008. We also consent to the incorporation by reference to our report dated January 9, 2009 relating to the financial statement schedules, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
 Melville, New York

January 9, 2009